Exhibit 5.1

BGA Law (Cayman) Limited

c/o 3-212 Governors Square

23 Lime Tree Bay Avenue

P.O. Box 30746

Seven Mile Beach

Grand Cayman KY1-1203

Cayman Islands

www.boldergroup.com

24 November 2021

Our Ref: CLI0032290

MDJM LTD

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman, KY1-1002, Cayman Islands

Dear Sir or Madam,

MDJM LTD (the Company)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s Registration Statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), filed with the U.S. Securities and Exchange Commission (the Commission) pursuant to the U.S. Securities Act of 1933 (as amended) (the Securities Act), relating to the issuance by the Company of an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not exceeding US$70,000,000 of any combination, together or separately,

(a)	ordinary shares of the Company with a par value US$0.001 each (the Ordinary Shares);

(b)	certain preferred shares of the Company (the Preferred Shares);

(c)	debt securities of the Company (the Debt Securities) to be issued under indentures that may be entered into between the Company and the trustee for such Debt Securities thereunder (the Indentures);

(d)	warrants to subscribe for shares of the Company (the Warrants) to be issued under warrant agreements that may be entered into between the Company and the warrant agent for such Warrants thereunder (the Warrant Agreements);

(e)	rights to purchase shares in the Company (the Rights) to be issued under underwriting agreements that may be entered into among the Company and one or more underwriters for such Rights thereunder (the Rights Agreements); and

1

(f)	units each consisting of a combination of Ordinary Shares, Preferred Shares, Debt Securities, Warrants, or Rights (the Units) to be issued under unit agreements that may be entered into between the Company and the unit agent for such Units thereunder (the Units Agreements).

We are furnishing this opinion and consent as Exhibits 5.1 and 23.2 to the Registration Statement.

We based our opinion on the Companies Act (as amended) of the Cayman Islands (the Companies Act) currently in force. For the purposes of this opinion, we have examined the documents listed in Schedule 1.

We have relied on the assumptions set out in Schedule 2, which we have not independently verified.

We have not made any enquiry and express no opinion as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (as amended).

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, we give the following opinions under the laws of the Cayman Islands:

1.	The Company is an exempted company duly incorporated with limited liability, validly existing, and in good standing under the laws of the Cayman Islands.

2.	Based on our review of the Memorandum and Articles (as defined in Schedule 1), the authorised share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 each.

3.	With respect to the Ordinary Shares and Preferred Shares, when (a) the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance thereof, (b) the issue of such Ordinary Shares and Preferred Shares has been recorded in the Company’s register of members, and (c) the subscription price of such Ordinary Shares and Preferred Shares has been duly paid in cash or other consideration as approved by the Board, such Ordinary Shares and Preferred Shares will be duly authorised, validly issued, fully paid and non-assessable.

4.	Upon the due issuance of the Debt Securities, the Warrants, the Rights and/or the Units, and payment of the consideration therefor, such Debt Securities, Warrants, Rights and Units will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

5.	The statements under the caption “Taxation” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is strictly limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the documents listed in Schedule 1 or relevant Ordinary Shares or Preferred Shares issuable under the Debt Securities, the Warrants, the Rights and the Units, and express no opinion or observation upon the terms of any such document.

2

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ BGA Law (Cayman) Limited

BGA Law (Cayman) Limited

3

Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 26 January 2018.

2.	A copy of the certificate of incorporation on change of name of the Company dated 7 May 2018.

3.	A copy of the amended and restated memorandum and articles of association adopted by special resolution dated 20 September 2018 (the Memorandum and Articles).

4.	Copies of the register of members and register of directors of the Company provided by the Company to us on 27 August 2021.

5.	A copy of the certificate of good standing dated 22 June 2021 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the Registrar) (the Certificate of Good Standing).

6.	A copy of executed written resolutions of the board of directors of the Company dated 15 November 2021.

(the above as Company Records).

7.	The Registration Statement.

4

Schedule 2

Assumptions

1.	All originals documents examined in connection with this opinion are authentic. All signatures, initials and seals are genuine and are those of the persons authorised or granted power to sign and/or execute such documents. Copies of documents, conformed copies or drafts of documents provided to us are true, correct and compete copies of, or in the final forms of, the originals, and the final drafts or executed copies conform in every material respect to the latest drafts of the same produced to us.

2.	The Company Records are complete and accurate in all respects and all matters required by law and the Memorandum and Articles to be recorded therein are so recorded.

3.	Neither the directors nor the shareholder of the Company have taken any steps to have the Company de-registered, struck off or placed in liquidations. No steps have been taken to wind up the Company and no receiver has been appointed over the Company’s property or assets. no event of a type which is specified in the Memorandum and Articles as giving rise to the winding up of the Company (if any) has in fact occurred.

4.	There are no other resolutions, agreements, documents or arrangements otherwise than what we have examined as listed in Schedule 1 that would affect, amend or vary the transactions envisaged the Registration Statement or affect our opinion in any way.

5.	No monies paid to or for the account of the Ordinary Shares, the Preferred Shares, the Indentures and the Debt Securities, the Warrant Agreements and the Warrants, the Rights Agreements and the Rights and the Unit Agreements and the Units represent or will represent proceeds of criminal conduct or criminal property (as defined in the Proceeds of Crime Act (as amended) or terrorist property (as defined in the Terrorism Act (as amended).

6.	No matters under any law (other than the laws of the Cayman Islands) would or might affect the opinions set out above. Specifically, we have made no independent investigation of such laws.

7.	The Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements have been or will be duly authorised and executed and unconditionally delivered by or on behalf of all relevant parties (other than the Company) by, or on behalf of, persons with express or implied authority, and constitute valid, legal and enforceable obligations of each such party.

8.	The Indentures and the Debt Securities, the Warrant Agreements and the Warrants, the Rights Agreements and the Rights and the Unit Agreements and the Units, will be governed by laws otherwise than of the Cayman Islands and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the choice of law and all other applicable laws (other than, with respect to the Company, the laws of the Cayman Islands).

9.	The choice of the laws as the governing law of the Indentures and the Debt Securities, the Warrant Agreements and the Warrants, the Rights Agreements and the Rights and the Unit Agreements and the Units, will be made in good faith and will be regarded as valid and binding election which will be upheld by the courts of all applicable jurisdictions (other than the Cayman Islands) as a matter of the laws of all applicable laws (other than the Cayman Islands).

5

10.	All parties have the capacity, power, authority and legal right under all applicable laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Indentures and the Debt Securities, the Warrant Agreements and the Warrants, the Rights Agreements and the Rights and the Unit Agreements and the Units.

11.	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for the Debt Securities, the Warrants, the Rights or the Units.

12.	Ordinary Shares or Preferred Shares issuable pursuant to the Debt Securities, the Warrants, the Rights and the Units, have been, or will be, duly registered, and will continue to be registered in the Company’s register of members, as we have not inspected such register.

13.	At the time of the issuance of any Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units (the Issuance),

(a)	the laws of the Cayman Islands (including the Companies Act) will not have changed in such a way as to materially impact the Issuance;

(b)	the Ordinary Shares, the Preferred Shares, and Ordinary Shares and Preferred Shares issuable under the Debt Securities, the Warrants, the Rights and the Units will be fully paid;

(c)	the Company will not have been struck off or placed in liquidation;

(d)	the issue price for the Ordinary Shares, the Preferred Shares, and Ordinary Shares and Preferred Shares issuable under the Debt Securities, the Warrants, the Rights and the Units will not be less than the par value of such ordinary shares; and

(e)	the provisions of the Memorandum and Articles relating to the Issuance will not have been altered, amended or restated.

6

Schedule 3

Qualifications

1.	To maintain the Company in good standing with the Registrar under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the timeframe prescribed by the Companies Act.

2.	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

3.	In this opinion the phrase “non-assessable” means, with respect to the issuance of shares that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contribution to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance, in which a court may be prepared to pierce or lift the corporate veil.

4.	A restrictions notice may be issued by the corporate services provider of the Company in the event of the Company’s failure or disclose beneficial ownership information as required by the Companies Act. Upon issuance of such notice, in respect of the interests affected and amongst others, any transfer or agreement to transfer such interest may be void and the rights attached thereto may not be exercisable.

5.	The obligations assumed by the Company under the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to, protecting or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

7

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	we reserve our opinion as to the enforceability of the relevant provisions of the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions;

(k)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Act, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company; and

(l)	enforcement or performance of any provision in the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements which relates, directly or indirectly, to an interest in the Company constituting shares, voting rights or director appointment rights in the Company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Act.

6.	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Indentures or the Debt Securities, the Warrant Agreements or the Warrants, the Rights Agreements or the Rights or the Unit Agreements or the Units.

7.	We express no view as to the commercial terms of the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements or whether such terms represent the intentions of the parties and make no comment with regard to the warranties or representations that may be made by the Company.

8

8.	We express no opinion with respect to any direct or indirect acquisition, disposal or exercise of rights by the Company of or in respect of any interest in any property governed by the laws of or situated in the Cayman Islands.

9.	We have not reviewed any of the Indentures or the Debt Securities to be issued thereunder, the Warrant Agreements or the Warrants to be issued thereunder, the Rights Agreements or the Rights to be issued thereunder or the Unit Agreements or the Units to be issued thereunder and our opinions are qualified accordingly.

10.	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Indentures or the Debt Securities, the Warrant Agreements or the Warrants, the Rights Agreements or the Rights, or the Unit Agreements or the Units and enforce the remainder of the Indentures or the Debt Securities, the Warrant Agreements or the Warrants, the Rights Agreements or the Rights, or the Unit Agreements or the Units or the transaction of which such provisions form a part, notwithstanding any express provisions in the Indentures or the Debt Securities, the Warrant Agreements or the Warrants, the Rights Agreements or the Rights, or the Unit Agreements or the Units in this regard.

9